Exhibit 8.1

12 June 2003

Rio Tinto Limited
55 Collins Street
Melbourne Vic 3000

Rio Tinto Finance (USA) Limited
55 Collins Street
Melbourne Vic 3000

ABN 47 702 595 758

Stock Exchange Centre
530 Collins Street
Melbourne VIC 3000
Australia

Tel 61 3 9614 1011
Fax 61 3 9614 4661

Correspondence
GPO Box 1776Q
Melbourne VIC 3001
Australia
DX 30999 Melbourne

wwmaar.com.au

Dear Sirs

Rio Tinto Finance (USA) Limited

We have acted as Australian Counsel to Rio Tinto Limited (Rio Tinto) and Rio Tinto Finance (USA) Limited (the Company) in connection with the proposed offering by the Company of $100,000,000 of debt securities (the Securities).

We hereby confirm that, in our opinion, the statements set forth under the heading 'Australian Taxation' in the registration statement filed by the Company, Rio Tinto Limited and Rio Tinto plc on 12 June 2003 (the Registration Statement) concerning the principal Australian tax consequences generally applicable to a holder of the Securities who is a resident of the United States and not a resident of Australia for tax purposes are a fair and accurate summary of the matters therein discussed.

Our opinion is limited to matters of Australian tax law. We express no opinion as to any other matters. Our opinion is based upon Australian tax law as at the date of this letter and the description of the Securities contained in the Registration Statement.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading 'Australian Taxation' in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Yours faithfully

/S/ ALLENS ARTHUR ROBINSON

Our Ref SCS:BND:305180136

bndm M01113154640 3051801366

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